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                                                               EXHIBIT 8. a) (1)


                     FUND PARTICIPATION AGREEMENT AMENDMENT
                     --------------------------------------

This Fund Participation Agreement Amendment hereby amends the Fund Participation Agreement dated December 31, 2001 between the MONY Life Insurance Company of America and each of The Alger American Fund and Fred Alger & Company, Incorporated in the following manner:

1) The Agreement is amended to replace Schedule A in its entirety by the revised Schedule A attached hereto.


IN WITNESS WHEREOF, the parties hereto have executed this Fund Participation Agreement Amendment as of _______________, 2003.



                        MONY LIFE INSURANCE COMPANY OF AMERICA


                        By: _____________________________

                       Its: _____________________________


Attest:


                        THE ALGER AMERICAN FUND


                        By: _____________________________

                       Its: _____________________________


Attest:


                        FRED ALGER & COMPANY, INCORPORATED


                        By: _____________________________

                       Its: _____________________________


Attest:

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                                   SCHEDULE A
                                   ----------

The Alger American Fund

         Alger American Growth Portfolio
         Alger American Leveraged AllCap Portfolio
         Alger American Income and Growth Portfolio
         Alger American Small Capitalization portfolio
         Alger American Balanced Portfolio
         Alger American MidCap Growth Portfolio


The Accounts:

Separate Accounts and Dates Established       Contracts
---------------------------------------       ---------

MONY America Variable Account L               -Flexible Premium Variable
Established on February 19, 1985              Universal Life (MONY Variable
                                              Universal Life)

                                              -Last Survivor Flexible Premium
                                              Variable Universal Life (MONY
                                              Survivorship Variable Universal
                                              Life)

                                              -MONY Custom Estate Master
                                              (VUL)

                                              -MONY Custom Equity Master
                                              (SVUL)

                                              -Flexible Premium Variable Life
                                              (Group Corporate Sponsored
                                              Variable Universal Life)

                                              -Flexible Premium Variable
                                              Universal Life
                                              (MONY VUL B3-03/B4-04)

MONY America Variable Account A               -Flexible Payment Variable Annuity
Established on March 27, 1987                 (MONY Variable Annuity)

                                              -MONY Custom Master Variable
                                              Annuity